UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2006

RAPTOR PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-101133
(Commission File Number)

98-0379350
(IRS Employer Identification No.)

9 Commercial Blvd., Suite 200, Novato, California 94949
(Address of principal executive offices and Zip Code)

(415) 382-1390
Registrant’s telephone number, including area code

Highland Clan Creations Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective June 9, 2006, we completed our merger with our subsidiary, Raptor Pharmaceuticals Corp. As a result, we have been reincorporated from Nevada to Delaware and changed our name from “Highland Clan Creations Corp.” to “Raptor Pharmaceuticals Corp.” Our common stock will be quoted on the NASD Over-the-Counter Bulletin Board under the new symbol “RPTP” which will be effective at the opening of the market on June 9, 2006. Our new CUSIP number is 75381H 10 3. We changed the name of our company to better reflect the direction and business of our company.

Item 9.01 Financial Statements and Exhibits

3.1	Stamped Articles of Merger issued by Nevada Secretary of State

3.2	Stamped Certificate of Merger issued by Delaware Secretary of State

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPTOR PHARMACEUTICALS CORP.

By: /s/ Kim R. Tsuchimoto

Kim R. Tsuchimoto, C.P.A.
Chief Financial Officer, Treasurer and Secretary

Date: June 9, 2006